UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 25, 2013

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Safeway Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On April 25, 2013, we issued our earnings press release for the first quarter of fiscal 2013. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	Property impairment charges and tax benefit from discontinued operations;

•	LIFO expense;

•	Share-based employee compensation;

•	Property impairment charges;

•	Equity in earnings of unconsolidated affiliate; and

•	Dividend from unconsolidated affiliate.

•	“Adjusted Debt” which is defined by our bank credit agreement as total debt less cash and equivalents in excess of $75.0 million.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense.

•	“Adjusted Debt to Adjusted EBITDA” which is calculated by dividing Adjusted Debt by Adjusted EBITDA.

•
“free cash flow” which is calculated as net cash flow used by operating activities, as adjusted to exclude payables related to third-party gift cards, net of receivables, less net cash flow used by investing activities. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less our commission, to card partners. Because this cash flow is temporary, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow.

•
“income tax rate, as adjusted” which is defined as the reported income tax rate, excluding deferred taxes reversed on certain corporate-owned life insurance polices and the settlement of certain federal income tax matters.

•
"earnings per diluted share, as adjusted" which is defined as reported earnings per diluted share, excluding deferred taxes reversed on certain corporate-owned life insurance polices and the settlement of certain federal income tax matters.

Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measures - net income attributable to Safeway Inc. and net cash flow from operating activities - are provided in the press release. Reconciliations of “free cash flow” to GAAP cash flow for the 12 weeks ended March 23, 2013 and March 24, 2012 and to the forecasted range for fiscal 2013 are also provided in the press release. Given the rapid growth in the third-party gift card business and the highly seasonal nature of that business, with a significant portion of sales of third-party gift cards occurring in late December each year, management is unable to provide a meaningful estimate for payables related to third-party gift cards for 2013, and therefore is not able to provide a reconciliation of the forecasted range of free cash flow for fiscal 2013 to net cash flow from operating activities. Reconciliations of income tax rate, as adjusted and earnings per diluted share, as adjusted are also provided in the press release. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

Management believes that “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful measures of operating performance that facilitate management's evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the other enumerated items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, discontinued operations, property impairment charges, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors' ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management's experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that such store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

“Adjusted EBITDA,” “Adjusted Debt,” “free cash flow” and the related ratios are useful indicators of Safeway's ability to service debt, fund share repurchases and pay dividends that management believes will enhance stockholder value. "Adjusted EBITDA" also is a useful indicator of cash available for investing activities. A portion of the free cash flow that we generate in fiscal 2013 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures.

The exclusions included in "income tax rate, as adjusted" and "earnings per diluted share, as adjusted" relate to deferred taxes reversed on certain corporate-owned life insurance polices and the settlement of certain federal income tax matters. Management believes that excluding these unusual items provides a useful financial measure that will facilitate comparisons of our performance with that of other companies that might not have the unusual items that we have. Management also believes that investors, analysts and other interested parties view our "income tax rate, as adjusted" and our "earnings per diluted share, as adjusted" as indicators of our ongoing operating performance.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on our Consolidated Statements of Cash Flows as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “Adjusted EBITDA,” “Adjusted Debt” and “free cash flow” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	“Adjusted EBITDA” does not reflect changes in, or cash requirements for, our working capital needs;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these and other limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these and other limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated April 25, 2013 of Safeway Inc.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, uses of free cash flow. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

April 25, 2013	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1    Press Release dated April 25, 2013 of Safeway Inc.